Exhibit 10.2

PLACEMENT AGENCY AGREEMENT

March 25, 2026

NETCLASS TECHNOLOGY INC

Unit 11-03, ABI Plaza

11 Keppel Road

Singapore 089057

Attn: Jianbiao Dai, Chief Executive Officer

Dear Dr. Dai:

This agreement (the “Agreement”) constitutes the agreement between Revere Securities, LLC (the “Placement Agent”) and NETCLASS TECHNOLOGY INC, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), that the Placement Agent shall serve as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) of up to $27,027,015 of the Company’s class A ordinary shares (the “Securities”) of a par value of US$0.00025 each (the “Class A Ordinary Shares”), at a purchase price equal to US$0.222 per share to be issued pursuant to the Purchase Agreement (as defined below). The terms of the Placement shall be mutually agreed upon by the Company and the purchasers of the Shares (the “Purchasers”), and nothing herein constitutes that the Placement Agent would have the power or authority to bind the Company or the Purchasers, or an obligation for the Company to issue any Shares or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement, are collectively referred to as the “Transaction Documents.” The date of the closing of the Placement (the “Closing”) shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Shares and does not ensure the successful placement of the Shares or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. Certain Affiliates of the Placement Agent may participate in the Placement by purchasing some of the Securities. The sale of Securities to the Purchasers will be evidenced by a securities purchase agreement (the “Purchase Agreement”) between the Company and such Purchasers, in a form reasonably acceptable to the Company and the Purchasers. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of any Purchase Agreement, officers of the Company will be available to answer inquiries from the prospective Purchasers.

The Company hereby confirms its agreement with the Placement Agent as follows:

SECTION 1. AGREEMENT TO ACT AS PLACEMENT AGENT.

(a)	On the basis of the representations, warranties, and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, Revere Securities, LLC shall be the exclusive placement agent in connection with the offering and sale by the Company of the Securities, with the terms of such offering to be subject to market conditions and negotiations between the Company, the Placement Agent, and the prospective Purchasers. Under no circumstances will the Placement Agent or any of its Affiliates be obligated to underwrite or purchase any of the Securities for their own accounts or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and issue and allotment of, the Securities shall be made at the Closing as provided in the Purchase Agreement. As compensation for services rendered, on the Closing Date, the Company shall pay to the Placement Agent and/or its respective designees the fees and expenses set forth below:

(i) A cash fee of 4.0% of the aggregate gross proceeds received by the Company from the Placement (the “Cash Fee”);

(ii) one percent (1.0%) of the gross proceeds of the Placement shall be provided to Placement Agent for non-accountable expenses; and

(iii) an advisory fee in connection with the Placement in the amount of fifty thousand dollars ($50,000) of which one thousand ($10,000) has been paid and forty thousand dollars ($40,000) shall be paid upon the Closing of the Placement.

Except as otherwise expressly provided herein, the foregoing fees are due and payable to the Placement Agent immediately upon the Closing and shall be disbursed to the Placement Agent simultaneously with the delivery of the proceeds of the Placement into the bank account of the Company. Any fees due to the Placement Agent, including its reimbursable expenses (including reimbursement for the Placement Agent’s legal fees) shall be included in a flow of funds memorandum, signed by all parties.

In addition to payments to the Placement Agent of the compensation set forth above, and as set forth in more detail in Section 6 below, the Company shall reimburse the Placement Agent for all of its reasonable out-of-pocket expenses, which in no event shall exceed $100,000. Such expenses include, but are not limited to, expenses related to background checks, due diligence reports, and compliance (excluding blue sky and Form D), and legal and administrative expenses. All reimbursable expenses payable to the Placement Agent shall be (A) payable in cash or by wire transfer of immediately available funds to an account designated by Placement Agent and (B) due and payable immediately upon the Closing.

The Placement Agent reserves the right to reduce any item of its compensation or adjust the terms thereof as specified herein in the event at a determination shall be made by FINRA to the effect that such Placement Agent’s aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

(b)	The Placement Agent’s engagement hereunder will commence on the date hereof and continue until the earlier of (i) three (3) months and (ii) the Closing Date of the Placement; provided, however, that either party may terminate this Agreement upon five days prior written notice to the other party (the “Term”). The date of termination of this Agreement is referred to herein as the “Termination Date.” In the event, however, in the course of the Placement Agent’s performance of due diligence it deems it necessary to terminate the engagement, the Placement Agent may do so prior to the Termination Date. Notwithstanding anything to the contrary contained herein, the provisions concerning the Company’s obligation to pay any fees actually earned and payable, or to reimburse expenses actually incurred and reimbursable pursuant to Section 1, Section, 6, and Section 4 hereof which, for clarity, shall include any expenses of the Placement Agent under Section 3 and the provisions concerning Tail Financings, Right of First Refusal, confidentiality, indemnification, contribution and governing law contained herein will survive any expiration or termination of this Agreement. If this Agreement is terminated prior to the completion of the Placement, all fees and expense reimbursement due to the Placement Agent shall be paid by the Company to the Placement Agent on or before the Termination Date (in the event such fees are earned or owed as of the Termination Date). The Placement Agent agrees not to use any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory, or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, company, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

(c)	The Closing of the Placement shall be conducted pursuant to the Purchase Agreement entered into between the Company and the Purchaser signatories thereto via wire transfer and such Securities shall be registered in such name or names and shall be in such denominations as indicated by each respective Purchaser. The Placement Agent shall not have any independent obligation to verify the accuracy or completeness of any information contained in Purchase Agreement or other subscription documents for the Placement (the “Subscription Documents”) or the authenticity, sufficiency, or validity of any check delivered by any Purchaser in payment for the Securities, nor shall the Placement Agent incur any liability with respect to any such verification or failure to verify.

SECTION 2. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE COMPANY

(a)	The Placement Agent shall be the third-party beneficiary of the representations and warranties of the Company to the Purchasers in the Purchase Agreement.

(b)	Each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company to the Purchasers in the Purchase Agreement, are hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the Closing Date, hereby made to, and in favor of, the Placement Agent.

(c)	The Company represents and warrants that there are no affiliations with any Financial Industry Regulatory Authority (“FINRA”) member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5.0%) or greater securityholder of the Company, except as set forth in the Purchase Agreement.

(d)	Except as otherwise provided in this Agreement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Transaction Documents.

(e)	Any certificate signed by an officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters set forth therein.

(f)	The Company acknowledges that the Placement Agent will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(g)	In connection with the Placement of the Securities, the Company has not published, distributed, issued, posted, or otherwise used or employed and shall not publish, distribute, issue, post, or otherwise use or employ (i) any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act (“General Solicitation”) other than with the prior written consent the Placement Agent, or (ii) any General Solicitation that constitutes a written communication within the meaning of Rule 405 under the Securities Act (“Written General Solicitation Material”). Each individual Written General Solicitation Material, if any, does not and will not conflict with the information contained in the SEC Reports (as defined below), and does not and will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)	The Company will furnish a copy of any amendment or supplement to a Written General Solicitation Material to the Placement Agent and any counsel for the Placement Agent and obtain the Placement Agent’s written consent prior to any publication, distribution, issuance, posting, or other use or employment of any such amendment or supplement.

(i)	If at any time after the date hereof and prior to the Closing, any event shall have occurred as a result of which any Written General Solicitation Material, as then amended or supplemented, would conflict with the information in the Company’s reports, schedules, forms, statements, and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (collectively, the “SEC Reports”), or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein or in the SEC Reports, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall become necessary to amend or supplement any Written General Solicitation Material, the Company shall promptly notify the Placement Agent and upon its request, shall use its best efforts to ensure that all purchasers or expected purchasers of the Securities receive corrected Written General Solicitation Materials.

(j)	The Company represents, warrants, and agrees that all sales of the Securities shall be made only to (i) an “accredited investor” as defined in 501(a) under the Securities Act, as applicable, or (ii) a Non U.S. Person as defined under Regulation S promulgated under the Securities Act. Notwithstanding the foregoing, the Placement Agent shall use commercially reasonable efforts to assist its customers to complete the Subscription Documents.

(k)	None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Placement, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale nor any compensated solicitor or any director, executive officer, or other officer of the compensated solicitor participating in the Placement (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a ”Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Placement Agent a copy of any disclosures provided thereunder.

(l)	The Company will notify the Placement Agent in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(m)	Authorization; Enforcement.

(i) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the board of directors of the Company, or the Company’s shareholders in connection herewith or therewith. This Agreement, the Purchase Agreement, and the Irrevocable Instructions (as those terms are defined in the Purchase Agreement), and/or any other applicable agreement, has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(ii) Issuance of the Securities. The Securities will be duly authorized and validly issued upon payment of the purchase price therefor to the Company in accordance with the terms of the Purchase Agreement, and will have the applicable rights, preferences, and priorities set forth in the charter documents of the Company (as the same may be amended or restated from time to time). The Securities have been duly authorized and, when issued in accordance with the Purchase Agreement, will be duly and validly issued, fully paid and nonassessable, and the Securities will be free and clear of all liens, charges, pledges, mortgages, security interests, encumbrances, or other restrictions imposed by the Company other than restrictions on transfer provided for in the Purchase Agreement. The issuance of the Securities is not subject to any preemptive rights, rights of first refusal, or other similar rights of any securityholder of the Company. No holder of the Securities will be subject to personal liability solely by reason of being such a holder.

(n)	Amendments, Supplements and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the SEC thereunder, so as to permit the completion of the sale of the Securities as contemplated in this Agreement. If during the Placement period, any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Placement Agent or Placement Agent’s counsel, it becomes necessary to amend or supplement the SEC Reports in order to make the statements therein, in light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the SEC Reports, the Company will promptly prepare an appropriate amendment or supplement to the SEC Reports, that is necessary in order to make the statements therein as so amended or supplemented, in light of the circumstances under which they were made, as the case may be, not misleading, or so that the SEC Reports, as so amended or supplemented, will comply with law. Before amending the SEC Reports, the Company will furnish the Placement Agent with a copy of such proposed amendment or supplement and will not distribute any such amendment or supplement to which the Placement Agent reasonably objects.

(o)	Copies of any Amendments and Supplements to the SEC Reports. The Company will furnish the Placement Agent, without charge, during the period beginning on the date hereof and ending on the Closing Date, as many copies of the SEC Reports and other documents to be furnished to the Purchasers as the Placement Agent may reasonably request; provided that the Company’s filing of the SEC Reports on the Electronic Data Gathering and Analysis Retrieval system of the SEC shall be deemed to satisfy this covenant.

SECTION 3. CLOSING. The Closing shall take place remotely by electronic transfer of the Closing documentation and the Transaction Documents. Subject to the terms and conditions hereof, at the Closing, payment of the purchase price for the Securities sold on the Closing Date shall be made by federal funds via wire transfer, against issue and allotment of such Securities, and such Securities shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request before the time of purchase. All actions taken at the Closing shall be deemed to have occurred simultaneously.

SECTION 4. COVENANTS AND AGREEMENTS OF THE COMPANY. The Company further covenants and agrees with the Placement Agent as follows:

(a)	Blue Sky Compliance. The Company will cooperate with the Placement Agent and the Purchasers in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Purchasers may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure documents. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Securities. The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the applicable Securities for the offering, sale, or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(b)	Periodic Reporting Obligations. As long as any of the Securities are still held by any of the Purchasers, and if the Company remains subject to the reporting requirements of the Exchange Act, the Company will duly file, on a timely basis, with the SEC and The Nasdaq Stock Market LLC (the “Nasdaq”), or any successor quotation service, exchange or marketplace, all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(c)	No Manipulation of Price. The Company has not taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of its Class A Ordinary Shares.

(d)	Acknowledgment. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the board of directors and may not be used, reproduced, disseminated, quoted, or referred to, without the Placement Agent’s prior written consent.

(e)	Reliance on Others. The Company confirms that it will rely on its own counsel and accountants for legal and accounting advice.

(f)	Research Matters. By entering into this Agreement, the Placement Agent does not provide any promise, either explicitly or implicitly, of favorable or continued research coverage of the Company, and the Company hereby acknowledges and agrees that the Placement Agent’s selection as a placement agent for the Placement was in no way conditioned, explicitly or implicitly, on the Placement Agent’s providing favorable or any research coverage of the Company. In accordance with FINRA Rule 2711(e), the parties hereto acknowledge and agree that the Placement Agent has not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company or inducement for the receipt of business or compensation. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Placement Agent’s investment banking divisions.

(g)	Securities Laws Disclosure; Publicity. The Company shall file a Report on Form 6-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act. From and after the issuance of such Report on Form 6-K, the Company represents that it shall have publicly disclosed all material, non-public information delivered by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents, in connection with the transactions contemplated by the Transaction Documents. The Company and the Placement Agent shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby.

(h)	Tail Financing. In the event that Placement Agent does not consummate the Placement as contemplated by this Agreement, the Company shall pay Placement Agent a cash fee equal to four percent (4%) of the gross proceeds received by the Company raised from such Purchasers or prospective Purchasers, if any Purchaser or prospective Purchaser contacted by the Placement Agent or introduced to the Company by the Placement Agent during the Term provides financing or capital to the Company in any public or private offering or other financing or capital-raising transaction of any kind during the three (3)-month period following the expiration of the Term. The Placement Agent will provide the company a list of all parties introduced to the Company within 5 days following the date the Placement is completed or the termination or expiration of this Agreement; provided that pursuant to FINRA Rule 5110(g)(5), the Company shall have the right to terminate this Agreement with Placement Agent for cause, which shall mean Placement Agent’s material failure to provide the services contemplated hereunder, and any such termination shall eliminate any obligation of the Company under this section 4(h). With respect to each Purchaser or prospective Purchaser contacted by the Placement Agent, without limitation, the Company acknowledges that the Placement Agent is not responsible for the actions of such Purchaser or prospective Purchaser or their agents.

(i)	Right of First Refusal. the Placement Agent (or any Affiliate designated by the Placement Agent) shall have an irrevocable right of first refusal (the “Right of First Refusal”), for a period from the date hereof until three (3) months after the date the Placement is completed or the termination or expiration of this Agreement, to act as sole investment banker, sole book-runner, sole manager, exclusive financial adviser, sole underwriter, and/or sole placement agent, at the Placement Agent’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), during such three (3) month period, of the Company, or any successor to or any current or future subsidiary of the Company, on terms and conditions customary to the Placement Agent for such Subject Transactions. The Company shall notify Placement Agent of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof by electronic mail or overnight courier service addressed to Placement Agent. If Placement Agent declines the terms of such Subject Transaction or fails to exercise its Right of First Refusal with respect to any Subject Transaction within five (5) Business Days after receipt of such written notice, then the Company may proceed with such Subject Transaction solely on the terms set forth in such notice and only if such Subject Transaction is consummated within 90 days after the expiration of such five (5) Business Day period. If such Subject Transaction is not consummated within such period, or is proposed to be consummated on terms that are materially different from or more favorable to the other party or parties than those set forth in the original notice, including as to price, amount, structure, type of securities, or other material terms, the Company shall be required to re-offer such Subject Transaction to the Placement Agent pursuant to this Section, and the Placement Agent shall again have the right of first refusal with respect thereto. The Placement Agent shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in the Subject Transactions and the economic terms of such participation. For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of the Placement Agent; provided that pursuant to FINRA Rule 5110(g)(5), the Company shall have the right to terminate this Agreement with Placement Agent for cause, which shall mean Placement Agent’s material failure to provide the services contemplated hereunder, and any such termination shall eliminate any obligation of the Company under this section 4(i).

(j)	The Company covenants and agrees to continue to retain (i) an independent public accounting firm registered with the Public Company Accounting Oversight Board (the “PCAOB”) for a period of at least three (3) years after the Closing Date for so long as the Company has securities registered under the Securities Exchange Act of 1934, as amended, and (ii) a competent transfer agent with respect to the Securities for a period of three (3) years after the Closing Date for so long as the Company has securities registered under the Securities Exchange Act of 1934, as amended.

SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE PLACEMENT AGENT. The obligations of the Placement Agent, and the closing of the sale of the Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein and in the Purchase Agreement, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, in each case as of the date hereof and as of the Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder and in the Purchase Agreement on and as of such dates, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent:

(a)	Transaction Documents. The Transactions Documents between the Company and the Purchasers shall have been duly executed and delivered.

(b)	Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement and the sale and issue and allotment of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Placement Agent’s Counsel and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 5.

(c)	No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, in the Placement Agent’s sole judgment after consultation with the Company, there shall not have occurred any (i) a material adverse effect on the legality, validity, or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects, or condition (financial or otherwise) of the Company and the subsidiaries of the Company (the “Subsidiaries”), taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

(d)	Placement Agent Compensation. The Cash Fee, the non-accountable expense and advisory fee, calculated in the manner provided in Section 1, and reimbursement of expenses as set forth in Section 6 shall have been paid or delivered to the Placement Agent by wire transfer of immediately available funds to an account or accounts specified by the Placement Agent to the Company on the Closing Date.

(e)	Stock Exchange Listing. The Class A Ordinary Shares are registered under the Exchange Act and are listed on the Principal Market, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Class A Ordinary Shares under the Exchange Act or delisting or suspending from trading the Class A Ordinary Shares from the Principal Market, nor shall the Company have received any information suggesting that the SEC or the Principal Market is contemplating terminating such registration or listing.

(f)	Additional Documents. On or before the Closing Date, the Placement Agent and the Placement Agent counsel shall have received such information and documents as they may reasonably require, including, without limitation, the delivery to the Placement Agent of any legal opinions deliverable under the Purchase Agreement for the purposes of enabling it to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, written statements or letters furnished to the Placement Agent or to Placement Agent’s counsel pursuant to this Section 5 shall not be reasonably satisfactory in form and substance to the Placement Agent and to Placement Agent’s counsel, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution), and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

SECTION 6. PAYMENT OF EXPENSES. The Company will be responsible for and will pay all expenses relating to the Placement, including, without limitation, (a) all filing fees and expenses relating to the registration of the Securities with the Securities and Exchange Commission; (b) all fees and expenses relating to the listing of the Securities on a national exchange, if applicable; (c) all fees, expenses and disbursements relating to the registration or qualification of the securities under the “blue sky” securities laws of such states and other jurisdictions as Placement Agent may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be the Placement Agent’s counsel) unless such filings are not required in connection with the Company’s proposed listing on a national exchange, if applicable; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities under the securities laws of such foreign jurisdictions as the Placement Agent’s may reasonably designate; (e) the costs of all mailing and printing of the Placement documents; (f) transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Placement Agent; and (g) the fees and expenses of the Company’s accountants; and (h) a maximum of $100,000 for fees and expenses including “road show”, due diligence, and reasonable legal fees and disbursements for Placement Agent’s counsel. The Placement Agent may deduct from the net proceeds of the Placement payable to the Company on the Closing Date the expenses set forth herein to be paid by the Company to the Placement Agent. For the sake of clarity, it is understood and agreed that the Company shall be responsible for the Placement Agent’s external counsel legal costs detailed in this Section irrespective of whether the Placement is consummated or not. The payment of expenses set forth in this Section 6 shall in no way limit or impair the indemnification and contribution provisions of this Agreement. In addition, one percent (1.0%) of the gross proceeds of the Placement shall be provided to Placement Agent for non-accountable expenses as set forth in the Section 1(a)(ii).

SECTION 7. INDEMNIFICATION AND CONTRIBUTION.

(a)	The Company agrees to indemnify and hold harmless each of the Placement Agent, its Affiliates, and each person controlling the Placement Agent (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents, shareholders, and employees of the Placement Agent, their Affiliates and each such controlling person (the Placement Agent, and each such entity or person, an “Indemnified Person”) from and against any material losses, claims, damages, judgments, assessments, costs, and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel for the Indemnified Persons, except as otherwise expressly provided herein) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing, or defending any actions, whether or not any Indemnified Person is a party thereto, (i) caused by a material breach by the Company of any of its representations, warranties, or covenants contained in this Agreement or in any certificate delivered by or on behalf of the Company in connection with this Agreement, (ii) caused by, or arising out of or in connection with, any material untrue statement or alleged untrue statement of a material fact contained in the Company’s reports, schedules, forms, statements, and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in such documents), or (iii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services, or transactions; provided, however, that, in the case of clause (iii) only, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that have resulted primarily from such Indemnified Person’s (x) gross negligence, bad faith, or willful misconduct in connection with any of the advice, actions, inactions, or services referred to above or (y) use of any Placement materials or information concerning the Company in connection with the offer or sale of the Securities in the Placement which were not authorized for such use by the Company and which use constitutes gross negligence, bad faith, or willful misconduct; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to any Liabilities to the extent they have result from any tax imposed on, or measured by reference to, (i) the Indemnified Person’s net income arising in respect of any fees or payments set forth in this Agreement, including the Cash Fee or (ii) the Indemnified Person’s net income or gains in respect of the Placement or holding the Securities. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person’s rights under this Agreement.

(b)	Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall, if requested by any Indemnified Person assume the defense of any such action including the employment of counsel reasonably satisfactory to such Indemnified Person. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such action (including any impeded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any Action or related Actions, in addition to any local counsel. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of an Indemnified Person (which shall not be unreasonably withheld), settle, compromise, or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent, or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage, or liability is incurred and is due and payable.

(c)	In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with this Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Placement Agent pursuant to this Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (i) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (ii) the fees received by any such Placement Agent under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(d)	The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services, or transactions except for Liabilities (and related Expenses) of the Company that are finally judicially determined to have resulted primarily from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions, or services.

(e)	The reimbursement, indemnity, and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement.

(f)	The Company acknowledges that none of the Indemnified Parties is acting as an attorney, accountant, or negotiator, that the Placement Agent will not make any recommendations about the Placement, and that the Company will seek its own professional advice with respect to any Transaction.

(g)	The parties hereto agree that the obligations of each of the parties are solely corporate obligations, and that no officer, director, employee, agent, or shareholder of either party shall be subjected to any personal liability whatsoever to any person, nor will any claim for liability or suit be asserted by, or on behalf of, either party. In no event shall any of the Placement Agent be liable to the Company, nor will the Company be liable to the Placement Agent, whether a claim be in tort, contract, or otherwise, for any amount in excess of the total amount paid by the Company to such Placement Agent under this Agreement.

SECTION 8. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties, and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its or their partners, officers, or directors or any controlling person, as the case may be, and will survive issue and allotment of and payment for the shares sold hereunder and any termination of this Agreement. A successor to the Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Agreement.

SECTION 9. PLACEMENT AGENT INFORMATION. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is solely for the confidential use of the Company only in its evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in whole or in part, in any manner or summarized, excerpted from or otherwise publicly referred to or made available to third parties, other than representatives and agents of the Company's executive management team and board of directors who also shall not disclose such information, in each case, without the Placement Agent’s prior written consent, unless in the opinion of counsel and after consultation with Placement Agent, such disclosure is required by law.

SECTION 10. INDEPENDENT CONTRACTOR; NO THIRD PARTY BENEFICIARIES; NO FIDUCIARY RELATIONSHIP.

(a) Placement Agent represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Exchange Act, (iii) is licensed as a broker/dealer under the laws of the States applicable to the offers and sales of the Securities by the Placement Agent, (iv) is and will be a corporate entity validly existing under the laws of its place of formation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent will immediately notify the Company in writing of any change in its status as such.

(b) Placement Agent will act under this Agreement as an independent contractor with duties to the Company. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof and the respective successors, assigns, heirs and personal representatives of such indemnified persons. The Company acknowledges and agrees that (i) the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived; (ii) Placement Agent is a full service securities firm engaged in a wide range of businesses and from time to time, in the ordinary course of its business, Placement Agent or its Affiliates may hold long or short positions and trade or otherwise effect transactions for its own account or the account of its customers in debt or equity securities or loans of the companies which may be the subject of the transactions contemplated by this Agreement, provided, however, that the Placement Agent shall not knowingly effect any naked short sale of the Company’s securities for its own proprietary account in connection with the transactions contemplated by this Agreement during the Term; provided further, that this restriction shall not apply to customer facilitation, bona fide market-making or hedging activities, any short position existing prior to the date hereof, or the activities of any Affiliate not acting in coordination with the Placement Agent in connection with this transaction; and (iii) Placement Agent and its Affiliates are in the business of providing financial services and consulting advice to others, and nothing herein contained shall be construed to limit or restrict the Placement Agent and its Affiliates in conducting such business with respect to others, or in rendering such advice to others, except as such advice may relate to matters relating to the Company's business and properties and that might compromise confidential information delivered by the Company to Placement Agent. During the course of Placement Agent 's engagement with the Company, Placement Agent may have in its possession material, non- public information regarding other companies that could potentially be relevant to the Company, or the transactions contemplated herein but which cannot be shared due to an obligation of confidence to such other companies.

(c) The Company acknowledges that in connection with the offering of the Securities: (i) the Placement Agent has acted at arm’s length, is not an agent of, and owes no fiduciary duties to the Company or any other person, (ii) the Placement Agent owes the Company only those duties and obligations set forth in this Agreement, and (iii) the Placement Agent may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

SECTION 11. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State, without regard to its conflict of laws principles. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. Notwithstanding any provision of this Agreement to the contrary, the Company agrees that neither the Placement Agent nor its Affiliates, and the respective officers, directors, employees, agents, and representatives of the Placement Agent, its Affiliates and each other person, if any, controlling the Placement Agent or any of its Affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages, or liabilities incurred by the Placement Agent that are finally judicially determined to have resulted from the bad faith or gross negligence of such individuals or entities. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation, and prosecution of such action or proceeding.

SECTION 12. ENTIRE AGREEMENT/MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both the Placement Agent and the Company. The representations, warranties, agreements and covenants contained herein shall survive the Closing Dates of the Placement and delivery of the Securities. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 13. CONFIDENTIALITY. The Placement Agent (i) will keep the Confidential Information (as such term is defined below) confidential and will not (except as required by applicable law or stock exchange requirement, regulation or legal process (“Legal Requirement”), without the Company’s prior written consent, disclose to any person any Confidential Information, and (ii) will not use any Confidential Information other than in connection with the Placement. The Placement Agent further agrees to disclose the Confidential Information only to its Representatives (as such term is defined below) who need to know the Confidential Information for the purpose of the Placement, and who are informed by such Placement Agent of the confidential nature of the Confidential Information. The term “Confidential Information” shall mean, all confidential, proprietary and non-public information (whether written, oral or electronic communications) furnished by the Company to a Placement Agent or its Representatives in connection with such Placement Agent’s evaluation of the Placement. The term “Confidential Information” will not, however, include information which (i) is or becomes publicly available other than as a result of a disclosure by a Placement Agent or its Representatives in violation of this Agreement, (ii) is or becomes available to a Placement Agent or any of its Representatives on a non-confidential basis from a third-party, (iii) is known to a Placement Agent or any of its Representatives prior to disclosure by the Company or any of its Representatives, or (iv) is or has been independently developed by a Placement Agent and/or the Representatives without use of any Confidential Information furnished to it by the Company. The term “Representatives” shall mean with respect to the Placement Agent, such Placement Agent’s directors, board committees, officers, employees, financial advisors, attorneys and accountants. This provision shall be in full force until the earlier of (a) the date that the Confidential Information ceases to be confidential and (b) two years from the date hereof. Notwithstanding any of the foregoing, in the event that the Placement Agent or any of its Representatives are required by Legal Requirement to disclose any of the Confidential Information, such Placement Agent and its Representatives will furnish only that portion of the Confidential Information which such Placement Agent or its Representative, as applicable, is required to disclose by Legal Requirement as advised by counsel, and will use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information so disclosed.

SECTION 14. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto. Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 15. Press Announcements. The Company agrees that the Placement Agent shall, on and after the Closing Date, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense and in compliance with all applicable securities laws and applicable confidentiality provisions.

SECTION 16. PRIOR AGREEMENT. This Agreement supersedes and replaces in its entirety that certain letter agreement, dated as of March 4, 2026 (the “Letter Agreement”), by and between the Placement Agent and the Company, in its entirety, with respect to the Placement only. Notwithstanding the foregoing, the Letter Agreement shall remain in full force and effect with respect to future offerings (as that term is defined in the Letter Agreement), but may be subsequently superseded and replaced in respect of such future offerings.

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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agent the enclosed copy of this Agreement.

Very truly yours,

REVERE SECURITIES, LLC

By:	/s/ Dajiang Guo
Name:	Dajiang Guo
Title:	CEO, Head of Investment Banking

Address for notice:

560 Lexington Avenue, 16th Floor

New York, New York 10022

Attn: Dajiang Guo

Email: [     ]

With a copy (which shall not constitute notice) to:

McCarter & English, LLP

250 W. 55th Street, 13th Floor

New York, NY 10019

Attn: Huan Lou; David Manno

Email: hlou@mccarter.com; dmanno@mccarter.com

Accepted and Agreed to as of

the date first written above:

NETCLASS TECHNOLOGY INC

By:	/s/ Jianbiao Dai
Name:	Jianbiao Dai
Title:	Chief Executive Officer

Address for notice:

NETCLASS TECHNOLOGY INC

Unit 11-03, ABI Plaza

11 Keppel Road

Singapore 089057

Attn: Jianbiao Dai

Email: [    ]

With a copy (which shall not constitute notice) to:

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

Attn: Jason Ye

Email: jye@orllp.legal

[Signature Page to Placement Agency Agreement.]